Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 30, 2024, with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended December 31, 2023. We consent to the incorporation by reference of the said report in the Registration Statement of Lanvin Group Holdings Limited on Form F-3 (File No. 333-276476).

GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

/s/ Grant Thornton Zhitong Certified Public Accountants LLP
Shanghai, China

April 30, 2024